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                              CONSULTING AGREEMENT

                  THIS AGREEMENT, made as of September 1, 1998, by and between RICHARD COHEN, of Minneapolis, Minnesota ("Consultant") and NORSTAN, INC., a Minnesota corporation (the "Company"),

                              W I T N E S S E T H:

                  WHEREAS, Consultant has been employed by the Company on a full-time basis for a period in excess of 20 years in various executive management positions; and

                  WHEREAS, the continued availability of Consultant's experience and knowledge are considered to be important to the continued success of the Company's business; and

                  WHEREAS, the Company wishes to retain the services of Consultant as an adviser and consultant to the Company and to restrict his right to compete with the Company, for the term of the agreement, and Consultant is willing to provide such services and to agree to such restrictions on the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises, and of the mutual covenants hereinafter set forth, the parties do hereby agree as follows:

                  1. CONSULTING PERIOD. The Company agrees to retain the services of Consultant and Consultant agrees to provide the services hereinafter described, for the period beginning on September 1, 1998 and ending on August 31, 2001 (the "Consulting Period") provided that on August 31, 1999 and on each August 31 thereafter (the "Renewal Date"), the Consulting Period shall be extended upon satisfactory completion of the annual objectives by Consultant and the mutual written agreement of the parties to a date which is 36 months after the Renewal Date. Notwithstanding, in no event shall the Consulting Period extend beyond April 30, 2004 under this agreement.

                  2.       DUTIES.

                  a. CONSULTING SERVICES. During the Consulting Period, Consultant shall hold himself available to consult with and advise the officers, directors, and other representatives of the Company concerning such matters relating to the operations of the Company based upon mutually agreed upon annual objectives and as the Board of Directors of the Company shall otherwise determine. Consultant shall make himself available to render such services at all reasonable times by telephone or letter and, upon reasonable advance notice, in person; provided, that Consultant shall not be required to perform consulting or advisory services for more than 1000 hours during any annual period during the Consulting Period and shall not be required to perform consulting or advisory services during any period in which he is precluded from doing so by reason of incapacity or ill health.

                  b. SERVICES AS A DIRECTOR. Consultant shall continue to serve as a

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Director of the Company until the expiration of his current term, whereupon the Company agrees, except for due cause, to have him included among management's nominees for election to its Board of Directors for each succeeding term ending not later than one year after the expiration of the Consulting Period. Consultant agrees that, except insofar as he may be unable to do so by reason of incapacity or ill health, he shall serve as a Director of the Company and of any of its subsidiaries during any part of the Consulting Period for which he may be elected to such a position. Consultant shall be entitled to standard Director's fees for any period during which he is serving as a Director of the Company, which fees shall be in addition to any compensation payable to Consultant pursuant to this Agreement.

                  3. COMPENSATION. During the Consulting Period, Consultant shall be compensated as follows:

                  a. RETAINER. During the Consulting Period, Consultant shall be paid a retainer at the rate of $150,000 per year, payable in equal monthly installments of $12,500.00 with the first payment due on September 30, 1998.

                  b. FACILITIES. During the Consulting Period, Company shall have no obligation to provide office space or any facilities or services on behalf of Consultant and Consultant acknowledges that he shall be solely responsible to provide such facilities and services.

                  c. TRAVEL EXPENSES. Consultant shall be reimbursed by the Company for all reasonable travel expenses incurred by him at the request of the Company in the performance of his duties pursuant to this Agreement, to the extent such expenses are substantiated and are consistent with the general policies of the Company relating to the reimbursement of such expenses.

                  d. FRINGE BENEFITS. Consultant shall not be entitled to participate in any of the pension, profit sharing, or other employee benefit plans or fringe benefit programs which are from time to time maintained by the Company for its employees.

                  e. STOCK OPTIONS/GRANTS. Consultant's current outstanding stock options and g rants shall continue to be maintained pursuant to the terms and conditions of the applicable stock option and restricted stock agreements.

                  4. DEATH. If Consultant shall die during the Consulting Period, the Company's obligation to pay the retainer under section 3.a. shall cease except for amounts unpaid for prior service.

                  5.       COMPETITION.

                  a. Consultant covenants and agrees that during the Consulting Period, he will not, except with the express written consent of the Board of Directors of the Company, engage directly or indirectly in, or permit his name to be used in connection with, any competitive business in the geographic area serviced by the Company or its subsidiaries.

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                 b.       For the purposes of this paragraph 5: (i) the phrase,
"engage directly or indirectly in" shall encompass: (A) all of Consultant's activities whether on his own account or as an employee, director, officer, agent, consultant, independent contractor, or partner of or in any person, firm, or corporation (other than the Company and its subsidiaries), and (B) Consultant's ownership of more than 10% of the voting stock of any corporation, 5% or more of the gross income of which is derived from any business or businesses in which Consultant may not then engage; and (ii) the phrase "competitive business shall mean: (A) the sale of telephone, telecommunications, data, network or similar equipment, (B) sale of consulting and/or maintenance services, and (C) any other business in which the Company or its subsidiaries is then engaged.


                  6. ENFORCEMENT. If, at the time of enforcement of any provision of paragraph 5, a court shall hold that the period, scope, or geographical area restrictions stated therein are unreasonable under circumstances then existing, the maximum period, scope, or geographical area reasonable under the circumstances shall be substituted for the stated period, scope, or area. In the event of a breach by Consultant of any of the provisions of paragraph 5, the Company may, in addition to any other rights and remedies existing in its favor: (a) discontinue the payment of any amounts, or the provision of any benefits, required to be paid or provided to Consultant pursuant to this Agreement; and (b) apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof.

                  7. STATUS OF CONSULTANT. During the Consulting Period, Consultant's relationship to the Company shall be solely that of an independent contractor. Subject to the provisions of paragraph 5 hereof, Consultant shall be free to dispose of such portion of his time during normal business hours as he is not obligated to devote to the Company hereunder in such manner, and to such persons, firms, and corporations, as he sees fit. Consultant agrees that he will not take any position inconsistent with his status as an independent contractor hereunder in any federal, state, or local income or other tax return.

                  8.       SUCCESSORS.

                  a. OF THE COMPANY. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as herein before defined, and any successor to the business and/or assets of the Company which executes and delivers the agreement provided for in this paragraph 8 or which otherwise becomes bound by all the terms and provisions of this Agreement as a matter of law.

                  b. OF CONSULTANT. This Agreement shall inure to the benefit of and shall be enforceable by Consultant, his legal representative, or other successors in interest.

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                  9.       GENERAL PROVISIONS.

                  a. ASSIGNMENT. It is agreed that neither Consultant nor any beneficiary shall have any right to commute, sell, assign, transfer, or otherwise convey the right to receive any payment or other benefit hereunder, which payments and benefits, and the rights thereto, are expressly declared to be non-assignable and nontransferable. Except as provided in paragraph 8.a., the Company shall have no right to assign or transfer its rights or obligations under this Agreement, and of any beneficiary or Consultant, shall be solely those of an unsecured creditor of the Company. Any asset acquired by the Company, in connection with the liabilities assumed by it under this Agreement shall not be deemed to be held under any trust for the benefit of the Consultant or his beneficiaries or to be considered security for the performance of the obligations of the Company, but shall be, and remain, a general, un-pledged, unrestricted asset of the Company.


                  c. CUT-HEADINGS. The headings of all of the paragraphs and subparagraphs of this Agreement are inserted for convenience of reference only, and shall not affect the construction or interpretation of this Agreement.

                  d. MODIFICATION, AMENDMENT, WAIVER. No modification, amendment, or waiver of any provision of this Agreement shall be effective unless approved in writing by both parties. The failure at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of either party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

                  e. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  f. NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties thereto to express their mutual intent, and no rule of strict construction shall be applied against any person.

                  g. APPLICABLE LAW. All questions concerning the construction, validity, and interpretation of this Agreement shall be governed by the laws of the State of Minnesota.

                  h. NOTICES. Any notice to be served under this Agreement shall be in writing and shall be mailed by registered or certified mail, registry or certification fee and postage prepaid and return receipt requested, addressed:


                                    If to the Company, to:

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                                    Norstan, Inc.
                                    605 North Highway 169
                                    Plymouth, Minnesota 55441
                                        Attention:  Board of Directors; or



                                    If to Consultant, to:


                                    Richard Cohen
                                    6990 Tupa Drive
                                    Edina, Minnesota 55439;

or to such other place as either party may specify in writing, delivered in accordance with the provisions of this subparagraph.

                  i.                SURVIVAL. The rights and obligations of the
                           parties shall survive the term of the Consulting Period to the extent that any performance is required under this Agreement after the expiration or termination of such term.


                  j. ENTIRE AGREEMENT. This Agreement dated September 1, 1998 constitutes the entire agreement of the parties with respect to the subject matter thereof, and supersedes all previous agreements between the parties relating to the same subject matter.


                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                          NORSTAN, INC.



                                          By /s/ David Richard
                                             --------------------------------
                                                 Chief Executive Officer


                                          By /s/ Richard Cohen
                                             --------------------------------
                                                 Richard Cohen